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                                  EXHIBIT10.13
Form of Stock Option Agreement under the MEEMIC Holdings, Inc. Stock Compensation Plan


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                                     ANNEX A

                            STOCK OPTION CERTIFICATE
                    OPTION TO PURCHASE SHARES OF COMMON STOCK
                              MEEMIC HOLDINGS, INC.

NO. SCP-___

         This certifies that ________________________ (the "Participant") is hereby granted an option (the "Option") to purchase a total of __________________________________________ (________) shares of Common Stock, no par value per share ("Common Stock"), of MEEMIC Holdings, Inc., a Michigan corporation (the "Company"), subject to the terms and conditions set forth in this Stock Option Certificate and the MEEMIC Holdings, Inc. Stock Compensation Plan (the "Plan"). The Option shall become exercisable as set forth in Section 3 hereof and, to the extent exercisable, may be exercised in whole or in part at any time or from time to time prior to the "Expiration Date" (as hereinafter defined), upon the presentation and surrender of written notice of exercise in accordance with Section 6(b)(ii)(A)-(B) of the Plan, accompanied by payment of $10.00 for such share of Common Stock, subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Company; provided, however, that payment of the Purchase Price, or any portion thereof, may be made other than in cash or by such check in accordance with Section 8 of this Stock Option Certificate.

     1. Type of Option. The Option evidenced by this Stock Option Certificate is not intended to be and shall not be treated as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended.

     2. Option Subject to Plan. This Stock Option Certificate and the Option evidenced by this Stock Option Certificate are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan as now in effect and as hereafter amended from time to time in accordance with its terms. All capitalized terms not otherwise defined in this Stock Option Certificate are defined in this Stock Option Certificate as in the Plan. In the event of any inconsistency between the terms of this Stock Option Certificate and the terms of the Plan, the terms of the Plan shall control. A copy of the Plan in its present form is available for inspection during business hours by the Participant at the Company's principal office. Pursuant to the Plan, the Committee is vested with conclusive authority to administer the Plan (which includes, among other things, the authority to determine the terms and conditions of the Stock Option Certificate and the Option evidenced by this Stock Option Certificate and to amend the same).

     3. Vesting, Expiration and Termination.

         a. The grant and allocation of the Option evidenced by this Stock Option Certificate is provisional and subject to the requirements of the Plan and this Stock Option Certificate. The Option evidenced by this Stock Option Certificate shall be subject to termination and forfeiture as provided in the Plan and this Stock Option Certificate, and none of the Option


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shall be exercisable unless and until vested. Any part of the Option evidenced by this Stock Option Certificate that does not vest or is terminated pursuant to the terms of the Plan and this Stock Option Certificate shall be canceled and forfeited. The term "Expiration Date" shall mean 5:00 p.m. (Detroit, Michigan time) on July 1, 2010; provided, however, that if July 1, 2010, shall in the State of Michigan be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall be 5:00 P.M. (Detroit, Michigan time) the next following day which in the State of Michigan is not a holiday or a day on which banks are authorized to close.

         b. The Option evidenced by this Stock Option Certificate shall vest in accordance with the schedule that follows: (i) one-fifth of such Option shall vest at 5:00 p.m. (Detroit, Michigan time) on July 1, 2000; (ii) one-fifth of such Option shall vest at 5:00 p.m. (Detroit, Michigan time) on July 1, 2001;
(iii) one-fifth of such Option shall vest at 5:00 p.m. (Detroit, Michigan time) on July 1, 2002; (iv) one-fifth of such Option shall vest at 5:00 p.m. (Detroit, Michigan time) on July 1, 2003; and (v) one-fifth of such Option shall vest at 5:00 p.m. (Detroit, Michigan time) on July 1, 2004. Notwithstanding anything to the contrary express or implied in this Stock Option Certificate, and provided Participant is then in the employ of the Company or any Affiliate, the entire Option evidenced by this Stock Option Certificate shall automatically vest and become exercisable upon a Change in Control of the Company as defined and provided for in the Plan.

         c. Notwithstanding any of the provisions of this Stock Option Certificate, in the event (i) Professionals makes a tender offer for all of the outstanding Common Stock; (ii) the Company merges or consolidates with Professionals or a wholly owned subsidiary thereof; (iii) the Company sells or disposes of substantially all of the Company's assets to Professionals, or (iv) if the Participant is a member of the Board and Participant is removed from the Board, resigns from the Board at the request of a majority of the other members of the Board or is not nominated for re-election to the Board during the term of the Option; then the entire Option evidenced by this Stock Option Certificate shall automatically vest and become exercisable.

     4. Termination Provisions.

         a. If the Participant's employment, directorship or consulting arrangement with the Company or any Affiliate terminates for any reason (including termination by reason of the fact that an entity is no longer an Affiliate) other than the Participant's death, the Participant may thereafter exercise that portion of the Option evidenced by this Stock Option Certificate that has vested as provided below, except that the Committee may terminate the unexercised vested portion of the Option and the unvested portion of the Option concurrently with or at any time following termination of such employment or consulting arrangement (including termination of employment upon a change of status from employee to consultant) if it shall determine that the Participant has engaged in any activity which is materially detrimental to the interests of the Company or an Affiliate. If such termination is voluntary on the part of the Participant (other than by reason of retirement on or after the normal retirement date), the portion of the Option evidenced by this Stock Option Certificate that has vested may be exercised only within ten days after the date of termination. If such termination is involuntary on the part of the Participant, or if the Participant retires on or after normal retirement date, or if the Participant's employment or


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consulting arrangement is terminated by reason of the Participant's Disability, the portion of the Option evidenced by this Stock Option Certificate that has vested may be exercised within three months after the date of termination or retirement. For purposes of the foregoing, the Participant's employment or consulting arrangement shall not be considered terminated (i) in the case of approved sick leave or other bona fide leave of absence (not to exceed one year), (ii) in the case of a transfer of employment or the consulting arrangement among the Company and Affiliates, or (iii) by virtue of a change of status from employee to consultant or from consultant to employee, except as provided above.

         b. If the Participant dies at a time when entitled to exercise all or part of the Option evidenced by this Stock Option Certificate, then that portion of the Option that was vested and exercisable immediately prior to the Participant's death may be exercised at any time or times within one year after the Participant's death. Except as so exercised, such Option shall expire at the end of such one year period. The Company may decline to deliver any of such shares of Common Stock to a designated beneficiary until it receives indemnity against claims of third parties satisfactory to the Company.

         c. The Option evidenced by this Stock Option Certificate may be exercised only if and to the extent such Option was vested and was exercisable at the date of termination of the Participant's employment or consulting arrangement, and no Option may be exercised at any time when such Option would not have been vested or exercisable had the Participant's employment or consulting arrangement continued.

     5. Restrictions on Transferability. Except as the Plan may otherwise provide or as the Committee may otherwise determine, neither this Stock Option Certificate nor the Option evidenced by this Stock Option Certificate may be sold, encumbered, pledged, alienated, attached, assigned, or otherwise transferred in any manner, and any attempt to do any of the foregoing shall be void and unenforceable against the Company.

     6. Adjustments and Corporate Reorganizations. In the event of certain contingencies provided for in the Plan, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each of the Option may be modified or adjusted, all as provided in the Plan.

         7. No Rights in Stock Before Issuance and Delivery. The Participant does not have any right to continued employment by the Company or an Affiliate for any period by virtue of the granting or receipt of this Stock Option Certificate or the Option evidenced by this Stock Option Certificate. No person shall be entitled to the privileges of stock ownership in respect of any shares of Common Stock issuable upon exercise of the Option evidenced by this Stock Option Certificate, including, without limitation, the right to vote or to receive dividends or other distributions, or to receive any notice of any proceedings of the Company (except as provided in the Plan), unless and until such shares of Common Stock have been issued to such person as fully paid shares.

     8. Alternative Payment with Stock.


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         a. Payment of the Purchase Price, or any portion thereof, may be made with shares of stock of the same class as the shares then subject to a vested Option, if shares of that class are then "Publicly Traded" (i.e., if that class of stock is then registered under Section 12 of the Securities Exchange Act of 1934, as amended). Such shares will be credited toward such purchase price on the valuation basis set forth below, in which event the stock certificates evidencing the shares so to be used shall accompany the notice of exercise and shall be duly endorsed or accompanied by duly executed stock powers to transfer the same to the Company; provided, however, that such payment in stock instead of cash shall not be effective and shall be rejected by the Company if (i) the Company is then prohibited from purchasing or acquiring shares of the class of its stock thus tendered to it, or (ii) the right or power of the Participant exercising such vested Option to deliver such shares in payment of the Purchase Price is subject to the prior interests of any other person or entity (excepting the Company), as indicated by legends upon the certificate(s) or as known to the Company. For credit toward the Purchase Price, shares so surrendered shall be valued at their Fair Market Value (as hereinafter defined) as of the day immediately preceding the delivery to the Company of the certificate(s) evidencing such shares. If the Company rejects the payment in stock, the tendered notice of exercise shall not be effective unless promptly after being notified of such rejection the Participant exercising such vested Option pays the Purchase Price in acceptable form. If and while payment of the Purchase Price with stock is permitted in accordance with the foregoing provisions, the Participant then entitled to exercise any vested portion of the Option may, in lieu of using previously outstanding shares therefor, use the shares as to which such vested portion of the Option is then being exercised, in which case the notice of exercise need not be accompanied by any stock certificates but shall include a statement directing the Company to withhold so many of the shares that would otherwise have been delivered upon that exercise of such vested portion of the Option as equals the number of shares that would have been transferred to the Company if the Purchase Price had been paid with previously issued stock.

         b. Payment of the Purchase Price, or any portion thereof, may also be made through any other form of "cashless exercise" acceptable to Company (including, without limitation, financing through a brokerage account pursuant to Section 220.3(e)(4) of Regulation T, as amended).

         c. The term "Fair Market Value" is defined in the Plan.

     9. Requirements of Law.

         a. The Participant represents and agrees that, unless a registration statement under the Securities Act of 1933, as amended, is in effect as to shares purchased upon any exercise of any of the Option evidenced by this Stock Option Certificate, (i) any and all shares so purchased shall be acquired for the Participant's personal account and not with a view to or for sale in connection with any distribution, and (b) each notice of the exercise of the Option shall be accompanied by a representation and warranty in writing, signed by the Participant, that such shares are being so acquired in good faith for the Participant's personal account and not with a view to or for sale in connection with any distribution.


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         b. No certificate or certificates for shares purchased upon exercise of the Option evidenced by this Stock Option Certificate shall be issued and delivered unless and until, in the opinion of legal counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law or any other requirement of law or of any regulatory body having jurisdiction over the Company.

         c. The Company shall not be obligated to deliver any securities pursuant to any exercise of the Option represented by this Stock Option Certificate unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective or an exemption thereunder is available. The Option represented by this Stock Option Certificate shall not be exercisable by a Participant in any state where such exercise would be unlawful.

     10. Notices. Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Participant shall be addressed to the Participant at the address set forth beneath the Participant's signature hereto or at such other address as the Participant may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when delivered in person or addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fees prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

     11. Ownership. Prior to due presentment for registration of transfer of this Stock Option Certificate and the Option evidenced by this Stock Option Certificate, the Company may deem and treat the Participant as the absolute owner of this Stock Option Certificate and of such Option (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Plan.

     12. Applicable Law. This Stock Option Certificate (i) shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to conflict of laws, and (ii) is not valid unless it has been manually signed by the Participant and on behalf of the Company by its Chief Executive Officer and its Secretary.

     IN WITNESS WHEREOF, this Stock Option Certificate has been executed as of _____________, ______ by the Participant and on behalf of the Company.

Participant:                                COMPANY:
MEEMIC Holdings, Inc.
_________________________                   By: ________________________________
Name:                                            R. Kevin Clinton
Address:                                    Its: Chief Executive Officer

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Tax I.D. No.: ______________                And By: ____________________________
                                                     Annette E. Flood
                                                Its: Secretary